UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: February 26, 2007

(Date of earliest event reported)

BENE IO, INC.

(Exact name of registrant as specified in its charter)

Delaware --------------------------------	000 27673 --------------------------------	20-8482895 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Broadway, Suite 706

New York, NY 10010

(Address of principal executive offices) (Zip Code)

(212) 714-7726

(Registrant’s telephone no., including area code)

------------------------------------------

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

FORWARD-LOOKING STATEMENTS. This current report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve risks and uncertainties. In addition, the Registrant (Bene IO, Inc., a Delaware corporation) may from time to time make oral forward-looking statements. Actual results are uncertain and may be impacted by many factors. In particular, certain risks and uncertainties that may impact the accuracy of the forward-looking statements with respect to revenues, expenses and operating results include without imitation; cycles of customer orders, general economic and competitive conditions and changing customer trends, technological advances and the number and timing of new product introductions, shipments of products and components from foreign suppliers, and changes in the mix of products ordered by customers. As a result, the actual results may differ materially from those projected in the forward-looking statements.

Because of these and other factors that may affect the Registrant's operating results, past financial performance should not be considered an indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

On January 18, 2007, the Registrant entered into a Transition Agreement with Bene Co., Ltd., a Japanese Corporation (hereinafter “Bene Japan”). Bene Japan has been in operation in Japan where it has been selling health food supplements manufactured in Japan under the same management as the Registrant. Management decided that it was in its best interest to move the operations of Bene Japan to the United States, expand sales worldwide and close down Bene Japan thereafter whereby the Registrant would remain as the sole company.

Pine Bene is the name of the first proprietary product to be marketed in the United States, which is a capsule that is processed using a formula specially developed by Bene Co., Ltd. of Japan by combining various health promoting agents in a proprietary formula, including vitamins, lecithin, docosanexaenoic acid, coenzyme Q10, extracts from blueberries, marigolds and pine tree bark, and a few other anti-oxidant and health promoting agents. The Pine Bene product is intended to promote healthy eyesight and brain functioning. The product has proven very successful in the Japanese market and the Company intends to market the product in the United States beginning in the middle of 2007.

After the launch of Pine Bene, the Company intends to market a second product, developed by Bene Co., Ltd. of Japan, which it has already been selling in Japan and is ready for marketing in the U.S. The second product is a new health food drink that is beneficial for the skin complexion.

In addition, the Company plans to market a third product, which is a skin cream that enhances the beauty of the skin which is anticipated to be marketed in the U.S. approximately six months after the launch of the second product.

Both products have proven to be successful in the Japanese market and the Company looks forward to marketing them in the United States beginning of the middle of 2007.

The Registrant intends to bring the operations of Bene Japan into the Registrant. Bene Japan has ongoing annual sales of approximately $1,500,000 per year. Explanation of the Registrant’s products is available at their website which can be seen at: www.pinebene.com. The directors of Bene Japan Japan are the same as the Registrant’s. The directors have decided being public in the United States will lend significant advantages to the promotion and sales of the Bene products.

The purpose of the Registrant will be to expand sales of the Bene products in Japan and beyond and go worldwide starting with the U.S. market. As the marketing of the Bene products will proceed overseas and as the sales force will expand, the directors have established that the facets and properties of a public company versus a private one will better provide the necessary economic and financial stimulus to achieve a motivated sales force.

As such, the directors intend to proceed to convert and transfer the operations and sales mechanism to the Registrant. This transfer will not include the financial workings, any debts and liabilities of Bene Japan to the Registrant.

SECTION 8 - OTHER EVENTS

Item 8.01	Other Events.

On November 14, 2006, the Registrant engaged the firm of Meyler & Co., Certified Public Accountants, as the Registrant's independent accountant to report on the Registrant’s consolidated balance sheet as of December 31, 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. The decision to appoint Meyler & Co. was approved by the Registrant's Board of Directors. The firm of Meyler & Co. is a PCAOB approved accounting firm that is credential to practice before the Securities and Exchange Commission.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Document Description

10.1	Transition Agreement between Bene Co., Ltd and Bene IO, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENE IO, INC.

(Registrant)

Date: February 26, 2007	By: /s/ NOBORU ABE

Emiko Kuriyama, President

(Duly Authorized Officer)

Date: February 26, 2007	By: /s/ YOSHIHIRO MOTODA

Yoshihiro Motoda

Chief Financial Officer

(Principal Financial

and Accounting Officer)

3